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                                                                     Exhibit 5.1

                       [Letterhead of Hunton & Williams]


September 10, 2001

 Board of Directors
 Owens & Minor, Inc.
 4800 Cox Road
 Glen Allen, Virginia 23060

                              Owens & Minor, Inc.
                Registration Statement on Form S-4 for Exchange
           of Outstanding 8 1/2% Senior Subordinated Notes due 2001
                 for 8 1/2% Senior Subordinated Notes due 2011
               to be Registered under the Securities Act of 1933
               -------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Owens & Minor, Inc., a Virginia corporation (the "Company"), and to Owens & Minor Medical, Inc., a Virginia corporation, National Medical Supply Corporation, a Delaware corporation, Owens & Minor West, Inc., a California corporation, Koley's Medical Supply, Inc., a Nebraska corporation, and Stuart Medical, Inc., a Pennsylvania corporation (collectively, the "Guarantors"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) $200,000,000 aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2011 (the "Exchange Notes") and (ii) the guarantees (the "Exchange Guarantees") of the Company's obligations under the Exchange Notes, including payment of principal, premium, if any, and interest with respect to the Exchange Notes, by each of the Guarantors. The Exchange Notes and the Exchange Guarantees are to be issued in exchange (the "Exchange Offer") for an equal aggregate principal amount of unregistered 8 1/2% Senior Subordinated Notes due 2011 (the "Outstanding Notes") and the guarantees (the "Guarantees") of the Company's obligations under the Outstanding Notes, including payment of principal, premium, if any, and interest with respect to the Outstanding Notes, by each of the Guarantors, issued on July 2, 2001 in reliance on an exemption from registration under the Securities Act for offers and sales of securities not involving public offerings. The Exchange Notes and the Exchange Guarantees will be issued pursuant to the terms of an Indenture, dated as of July 2, 2001 as supplemented by the first supplemental indenture, dated as of July 2, 2001, among the Company, the Guarantors and SunTrust Bank, as trustee. The terms of the Exchange Offer are described in the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") for the registration of the Exchange Notes and the Exchange Guarantees under the Securities Act.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and the Guarantors and certificates of their respective officers and of public officials as we have deemed necessary.
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Board of Directors
Owens & Minor, Inc.
September 10, 2001
Page 2

     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties, the validity and binding effect thereof and the enforceability of the parties' obligations thereunder.

     We do not purport to express an opinion on any laws other than the federal laws of the United States of America, the laws of the Commonwealth of Virginia and the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

     On the basis of the foregoing, and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that the Exchange Notes and the Exchange Guarantees have been duly authorized by the Company and the Guarantors, respectively, and, when duly executed, authenticated, issued and delivered, as described in the Registration Statement, the Exchange Notes will be duly and validly issued and outstanding, and the Exchange Notes and Exchange Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

                                        Very truly yours,


                                        /s/ Hunton & Williams